Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-137961 of our reports dated September 26, 2007, relating to the consolidated financial statements and consolidated financial statement schedules of Ferrellgas Partners, L.P. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 2007.
/s/ DELOITTE & TOUCHE, LLP
Kansas City, Missouri
December 6, 2007